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                                                                    EXHIBIT 99.1


[BOMBAY LETTERHEAD]
- --------------------------------------------------------------------------------
                                                                    NEWS RELEASE





                                                FOR FURTHER INFORMATION CONTACT:
                                                JAMES E. HERLIHY
                                                EXECUTIVE VICE PRESIDENT AND
                                                CHIEF FINANCIAL OFFICER
                                                (817) 347-8200


               BOMBAY SETS RECORD DATE FOR DIVIDEND DISTRIBUTION
                       OF PREFERRED STOCK PURCHASE RIGHTS


FOR IMMEDIATE RELEASE  - JUNE 5, 1995


         FORT WORTH, TEXAS -- The Bombay Company, Inc. (NYSE: BBA) -- The Bombay Company, Inc. announced today the dividend distribution of Preferred Stock Purchase Rights approved by its Board of Directors on June 1, 1995 and publicly announced June 2, 1995 will be payable to shareholders of record on June 15, 1995.

         The Bombay Company, Inc. is a specialty retailer marketing traditionally styled furniture, prints and accessories through a network of 429 Bombay stores in the United States and Canada.

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